Filed Pursuant to Rule 424(b)(5)
Registration No. 333-256159

PROSPECTUS SUPPLEMENT

(to Prospectus dated May 25, 2021)

Up to $5.0 Million of Shares of Common Stock

50,000 Shares of Common Stock

This prospectus supplement relates to the issuance and sale of up to $5,000,000 in shares of our common stock, par value $0.0001 per share (the “Common Stock”), to Keystone Capital Partners, LLC (“Keystone”) from time to time, in one or more transactions in amounts, at prices, and on terms that will be determined at the time these securities are offered, pursuant to the common stock purchase agreement, dated as of August 2, 2022 (the “Purchase Agreement”), that we have entered into with Keystone, whereby Keystone has committed to purchase up to $5,000,000 of our Common Stock (the “Purchase Shares”), and we have agreed to issue to Keystone 50,000 shares of our Common Stock as commitment shares (the “Commitment Shares”).

This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Keystone to the public. See “Description of Transactions and Securities Offered” for a description of the Purchase Agreement and additional information regarding Keystone. Keystone is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act.

The purchase price for the Purchase Shares will be based upon formulas set forth in the Purchase Agreement depending on the type of Purchase Notice we submit to Keystone from time to time. We will pay the expenses incurred in connection with the issuance of the shares of our Common Stock, including expenses incurred by Keystone up to $20,000. See “Description of Transactions and Securities Offered.”

Our common stock is listed on The NYSE American under the symbol “MYO.” On August 1, 2022, the closing price for our common stock, as reported on The NYSE American, was $1.81 per share.

The aggregate market value of our outstanding common stock held by non-affiliates was $15,960,832 based on 7,000,242 shares of outstanding common stock as of August 1, 2022, of which approximately 6,807,020 shares were held by non-affiliates, and based on the highest reported closing sale price of our common stock of $2.33 on June 3, 2022. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus supplement with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. In the event that subsequent to the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this prospectus supplement. During the prior 12 calendar months prior to, and including, the date of this prospectus supplement, we have had no sales of shares of common stock pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-11 of this prospectus supplement, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 2, 2022.

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a “shelf” registration statement on Form S-3 (File No. 333-256159) that we filed with the SEC on May 14, 2021 and was declared effective on May 25, 2021 and is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Common Stock, and it also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated May 25, 2021, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined.

Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, and the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain information you should consider when making your investment decision. To the extent that any statement that we make in this prospectus supplement and/or the accompanying prospectus is inconsistent with statements made in the accompanying prospectus or in any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus or such documents incorporated by reference, as applicable; however, if any statement in one of these documents is inconsistent with a statement in another document having a later date and that is incorporated by reference herein, the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement to which the accompanying prospectus forms a part or to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you. Neither we nor Keystone has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you is accurate only as of the date on those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, including the documents incorporated by reference herein, when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, the benefits of our products to our users and reimbursement landscape for our products is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement, and the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on March 11, 2022 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as filed with the SEC on May 11, 2022, each of which is incorporated by reference into this prospectus supplement. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

Unless the context otherwise indicates, references in this prospectus to the “company,” “we,” “us” and “our” refer to Myomo, Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the other documents we have filed with the SEC that are incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and such forward-looking statements involve risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus supplement, the accompanying prospectus, and the other document documents we have filed with the SEC that are incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management, are forward-looking statements. Words such as, but not limited to, “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “suggest,” “strategy,” “target,” “will,” “would,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements included herein represent management’s current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward- looking statements. These statements include, among other things, statements about:

•	our ability to operate our business during the COVID-19 pandemic, including manufacturing and delivery, sales, patient consultations, supply chain, insurance reimbursement and employees.

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our ability to achieve reimbursement from third-party payers for our products, including the establishment of coverage and payment policies for our reimbursement codes from third-party payers for our products;

•	our dependence upon external sources for the financing of our operations;

•	our ability to obtain and maintain our strategic collaborations and to realize the intended of such collaborations;

•	our ability to effectively execute our business plan;

•	our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our products;

•	our expectations as to our clinical research program and clinical results;

•	our ability to improve our products and develop new products;

•	our ability to manage the growth of our operations over time;

•	our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others;

•	our ability to gain and maintain regulatory approvals;

•	our ability to maintain relationships with existing customers and develop relationships with new customers;

•	our ability to compete and succeed in a highly competitive and evolving industry; and

•	other risks and uncertainties, including those listed under the captain “Risk Factors” in this prospectus supplement and any other prospectus supplement that we may file.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, the accompanying prospectus, and the other documents we have filed with the SEC that are incorporated by reference herein, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We have included important factors in the cautionary statements included in this prospectus supplement, the accompanying prospectus, and the other document documents we have filed with the SEC that are incorporated by reference herein, particularly in the section entitled “Risk Factors,” beginning on page S-10 of this prospectus supplement, which we believe could cause our actual results to be materially different from the plans, intentions and expectations disclosed in the forward-looking statements we make. Moreover, we operate in a very competitive and rapidly changing environment and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

Any forward-looking statement speaks only as of the date on which that statement is made. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this prospectus supplement, except as may otherwise be required by the federal securities laws.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information referred to under the heading “Risk Factors” in this prospectus supplement on page S-10 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

We are a wearable medical robotics company that offers functional improvement for those with neuromuscular disorders and upper limb paralysis. We develop and market the MyoPro product line. A MyoPro is a myoelectric-controlled upper limb brace, or orthosis. The orthosis is a rigid brace used for the purpose of supporting a patient’s weak or paralyzed arm to enable and help improve functional activities of daily living, or ADLs, in the home and community. It is custom-fabricated by trained professionals during a custom fabrication process for each individual user to meet their specific needs. Our products are designed to help improve function in adults and adolescents with neuromuscular conditions due to stroke, brachial plexus injury, traumatic brain injury, spinal cord injury and other neurological disorders. We primarily provide devices directly to patients and bill their insurance companies directly, a sales channel we refer to as direct billing. Under direct billing, we may evaluate, measure and fit the MyoPro devices using our own clinical staff or utilize the clinical consulting services of orthotics and prosthetics, or O&P, professionals, for which they are paid a fee. We also sell our products through various other sales channels, including through O&P providers, the Veterans Administration, or VA, and to our distributors in certain accounts and geographic markets outside the United States.

Our goal is to address the need to help regain function to individuals who have suffered partial paralysis and can no longer support or move their arm or hand despite the best efforts of surgeons and rehabilitation therapists.

Our solution, the MyoPro custom fabricated limb orthosis, is for the upper limbs. The concept was originally pioneered in the 1960s, refined in the labs of MIT, and made commercially feasible through our efforts. Partial paralysis is severe muscle weakness or loss of voluntary movement in one or more parts of the body. The MyoPro is listed in the United States with the FDA as a Class II (510(k)-exempt) device (Biofeedback Device). We believe it is the only current device able to help neuromuscular-impaired people regain function in weak arms and hands using their own muscle signals. The device consists of a portable arm brace made of a lightweight metal and includes advanced signal processing software, non-invasive sensors, small motors, and a lightweight battery unit. The product is worn to support the dysfunctional joint and as a functional aid for reaching and grasping and has also been shown to have therapeutic benefits for some users to increase motor control.

The MyoPro’s control technology utilizes an advanced non-invasive human-machine interface based on non-invasive, patented electromyography, or EMG, control technology that continuously monitors and senses, but does not stimulate, the affected muscles. The patient self-initiates movement through his or her weakened muscle signals that indicate the intention to move. In addition to supporting the weakened limb, the MyoPro functions as a neuro-muscular orthotic by helping regain function to the impaired limb similarly to a myoelectric prosthetic for an amputee. It is prescribed by physicians and provided by trained clinical professionals as a custom-fabricated myoelectric elbow-wrist-hand orthosis.

In addition to stroke patients, we believe our technology may be used on medically appropriate patients to improve upper extremity movement in patients with peripheral nerve injury, spinal cord injury, cerebral palsy, traumatic brain injury, and other neurological disorders, depending on the individual patient’s condition.

Our strategy is to establish ourselves as the market leader in myoelectric limb orthotics, and to build a set of products, software applications, and value-added services based upon our patented technology platform, sized for adults, adolescents and children. We expect to introduce our MyoPal device for pediatric use by the end of calendar year 2023.

The addressable market in the United States for products directed at all individuals with upper extremity paralysis, such as our MyoPro, is substantial, based on an estimated prevalence population of 3 million existing cases of upper extremity paralysis and our estimate that up to 10% of such individuals may be medically qualified candidates for a MyoPro whose insurance may reimburse for the device. In addition, approximately 250,000 new patients are added to the prevalence population each year in the United States as a result of strokes, brachial plexus injuries and other afflictions, although not all of these new chronic patients are suitable for a MyoPro.

To assess whether an individual is a medically-qualified candidate for a MyoPro, we and our distribution partners utilize a variety of techniques to evaluate patients, including tele-health video conference sessions, in-person screening days at various locations, and evaluations at clinical facilities where therapists and physicians refer patients for a MyoPro, which requires a physician’s prescription to be reimbursed by insurance. We use various media to educate individuals about the MyoPro solution for their impaired limbs, and receive referrals from O&P providers and hospitals such as the Mayo Clinic, Cleveland Clinic, and VA Medical Centers. As a result of these efforts, as of March 31, 2022, we have a total of 924 patients in our reimbursement pipeline, an increase of 14% compared to 808 patients in the reimbursement pipeline as of December 31, 2021.

In most cases, private health insurance companies pay for the MyoPro device, either to us directly or to an O&P provider depending on the patient’s insurance plan. If we are serving the patient directly, then we bill the payer, and if an O&P provider is responsible for working with and delivering the MyoPro to the patient, then we sell the custom-fabricated MyoPro device to the O&P provider at a wholesale price, to which they add their clinical services. In November 2018, the Centers for Medicare and Medicaid Services, or CMS, issued two new codes for the MyoPro, L8701 and L8702. We continue to be in discussions with CMS regarding reimbursement for the MyoPro, with those discussions centering on the appropriate benefit category for the device. We believe the MyoPro should be covered as a custom-fabricated orthosis, or brace, while CMS is currently listing the device as durable medical equipment, or DME. This distinction is relevant for how the device would be reimbursed, as a lump sum if the benefit category is an orthosis, or as a rental over thirteen months under a capped rental program if it is determined that DME is the appropriate benefit category. A new rule has been published by CMS covering the process to request a benefit category change. Our intention is to enter into discussions during 2022 with the regional Medicare billing contractors, known as the DME MAC’s, to understand their requirements to begin to cover the MyoPro for Medicare Part B patients as a rental, which is how CMS has classified the MyoPro. Concurrent with those discussions, we plan to begin the appeal process to change the benefit category to a brace during 2022. In June 2022, we presented our appeal at a CMS public meeting. We expect to hear the results of this appeal before the end of 2022. The current determination of CMS differs from the lump-sum reimbursement currently received from commercial payers, VA hospitals, worker’s compensation, and state Medicaid plans. There is no timetable for CMS to make any coverage or payment decisions, nor is there any guarantee that any such decisions will actually increase access. In addition, we cannot predict the impact of any such decision on the amounts that we may be reimbursed by private insurance companies, if any.

We are the exclusive licensee of 2 U.S. patents for the myoelectric limb orthosis device based on technology originally developed at MIT in collaboration with medical experts affiliated with Harvard Medical School, which expire in 2023. We also hold 20 issued patents in the U.S. and various countries and have multiple pending patent applications in the US and international markets. These patents expand upon the MIT patents and extend the life of our patent portfolio to the year 2039. Our intellectual property also consists of trade secrets related to myoelectric control software and mechanical designs from over ten years of R&D and product development activity.

We are headquartered in Boston, Massachusetts.

Company Information

We were formed in the State of Delaware on September 1, 2004. Our principal executive office is 137 Portland St., 4th Floor, Boston, Massachusetts 02114. Our telephone number is (617) 996-9058. Our Internet address is www.myomo.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website a part of this prospectus.

We own various U.S. federal trademark registrations, certain foreign trademark registrations and applications, and unregistered trademarks, including the following marks referred to in this prospectus: “MyoPro®”, “MYOMO”® “MyoPal®” and “MyoCare®. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent possible under applicable law, their rights thereto.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

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only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	no non-binding advisory votes on executive compensation or golden parachute arrangements;

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and

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an exemption from new or revised financial accounting standards until they would apply to private companies and from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation.

We may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in the Annual Report on Form 10-K and our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year

(a) in 2022, (b) the date on which we have total annual gross revenue of at least $1.07 billion, or (c) the date on which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period.

Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” if the market value of our common stock held by non-affiliates is below $250 million (or $700 million if our annual revenue is less than $100 million) as of June 30 in any given year, which would allow us to take advantage of many of the same exemptions from disclosure requirements.

THE OFFERING

Common Stock Offered by Us	Up to $5,000,000 of shares of Common Stock that we may sell to Keystone, from time to time at our sole discretion over the next twenty-four months in accordance with the Purchase Agreement; and 50,000 shares of Common Stock, which are being issued for no cash consideration as a fee for Keystone’s execution of the Purchase Agreement (the “Commitment Shares”). We will not receive any cash proceeds from the issuance of the Commitment Shares.

Shares of Common Stock to be outstanding after this offering	10,067,727 shares of Common Stock, assuming the sale of (i) 3,067,485 shares (which would be the full amount offered under this prospectus supplement at a price of $1.63 per share, which was the closing price of our Common Stock on The NYSE American on August 1, 2022, with a 10% discount contemplated under the Purchase Agreement, and the Commitment Shares. The actual number of shares issued will vary depending on the sales prices in this offering, but will not, unless prior stockholder approval is obtained, be greater than 1,399,348 shares of common stock, which number of shares is equal to 19.99% of the shares of the common stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable NYSE rules, or (ii) the price per share paid by Keystone for all of the shares of common stock that the Company directs Keystone to purchase from the Company pursuant to the Purchase Agreement, if any, equals or exceeds the greater of book or market value of our common stock as of the close of the trading day that is immediately prior to the date we entered into each purchase notice).

Use of Proceeds	We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes. General corporate purposes may include costs for research and development, sales and marketing activities, clinical research, funding for the hiring of additional personnel, capital expenditures and the costs of operating as a public company. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

Risk Factors	Investing in our securities involves significant risks. See the section of this prospectus supplement and the accompanying prospectus entitled “Risk Factors” and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in our securities.

NYSE American Symbol	MYO

The number of shares of our Common Stock to be outstanding immediately after this offering is based on 6,879,877 shares of Common Stock outstanding as of March 31, 2022, and excludes:

•	32,381 shares of Common Stock issuable upon the exercise of outstanding stock options, at a weighted-average exercise price of $38.45 per share;

•	279,847 shares of Common Stock issuable upon the settlement of outstanding restricted stock units;

•	693,643 shares of Common Stock issuable upon the exercise of outstanding warrants, at a weighted-average exercise price of $8.76 per share; and

•	374,432 shares of Common Stock reserved for future awards under our 2018 Stock Option and Incentive Plan, as of March 31, 2022.

RISK FACTORS

Investing in our securities involves risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our most recent quarterly report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section in this prospectus supplement entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to This Offering

We will have broad discretion in the use of any net proceeds from this offering and may not use them effectively.

We currently intend to use any net proceeds of this offering for general corporate purposes. General corporate purposes may include costs for research and development, sales and marketing activities, clinical research, funding for the hiring of additional personnel, capital expenditures and the costs of operating as a public company. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering, and investors will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in interest-bearing instruments. These investments may not yield a favorable return, or any return, to us or our stockholders.

If we sell shares of our Common Stock under the Purchase Agreement, our existing stockholders will experience immediate dilution and, as a result, our stock price may go down.

Pursuant to the Purchase Agreement, we may sell up to $5,000,000 of shares of our common stock over the term of the equity line facility at our option and subject to certain limitations and satisfaction of certain conditions. For additional details on this financing arrangement, please refer to “Plan of Distribution” located elsewhere in this prospectus supplement. The sale of shares of our Common Stock pursuant to the Purchase Agreement will have a dilutive impact on our existing stockholders. Keystone may resell some or all of the shares we issue to it under the Purchase Agreement and such sales could cause the market price of our Common Stock to decline, which decline could be significant.

Future sales of a significant number of our shares of Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of Common Stock or cause it to be highly volatile.

A substantial number of shares of Common Stock will be available for issuance under the Purchase Agreement and we cannot predict if and when these shares of Common Stock will be resold in the public markets. We cannot predict the number of these shares that might be resold nor the effect that future sales of our shares of Common Stock would have on the market price of our shares of Common Stock. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or Common Stock. Sales of a substantial number of our shares of Common Stock in the public markets, or the perception that such sales could occur, could depress the market price of our shares of Common Stock or cause it to be highly volatile and impair our ability to raise capital through the sale of additional equity securities.

Our stock price is and may continue to be volatile and you may not be able to resell our securities at or above the price you pay for such securities.

The market price for our Common Stock is volatile and may fluctuate significantly in response to a number of factors, many of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the development of our product candidates or changes in securities analysts’ recommendations, any of which could cause the price of our Common Stock to fluctuate substantially. Each of these factors, among others, could harm your investment in our securities and could result in your being unable to resell any of our securities that you purchase at a price equal to or above the price you paid.

USE OF PROCEEDS

The proceeds (if any) from this offering will vary depending on the number of shares that we offer and the offering price per share. We may receive gross proceeds of up to $5,000,000 over the term of the Purchase Agreement. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our net offering proceeds will be less, and we may raise less than the maximum $5,000,000 in gross offering proceeds permitted by this prospectus supplement.

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes. General corporate purposes may include costs for research and development, sales and marketing activities, clinical research, funding for the hiring of additional personnel, capital expenditures and the costs of operating as a public company. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DIVIDEND POLICY

We currently anticipate that, following completion of this offering, we will retain all available funds and any future earnings for use in the operation of our business. As a result, we do not anticipate paying any dividends or other distributions on our Common Stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

DESCRIPTION OF TRANSACTIONS AND SECURITIES OFFERED

General

On August 2, 2022, we entered into the Purchase Agreement with Keystone, pursuant to which Keystone has agreed to purchase from us, at our direction from time to time, in our sole discretion, from and after the date of this prospectus supplement, shares of our Common Stock having a total maximum aggregate purchase price of $5,000,000, upon the terms and subject to the conditions and certain limitations contained in the Purchase Agreement. Terms not defined in this section have the meanings given to them in the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, on the date of this prospectus, we are issuing 50,000 Commitment Shares to Keystone on the date of this prospectus supplement as an initial fee for its commitment to purchase shares of our Common Stock under the Purchase Agreement.

We may, from time to time and at our sole discretion, direct Keystone to purchase shares of our Common Stock upon the satisfaction of certain conditions set forth in the Purchase Agreement at a purchase price per share based on the market price of our Common Stock at the time of sale as computed under the Purchase Agreement. We will control the timing and amount of any sales of our Common Stock to Keystone, and Keystone has no right to require us to sell any shares to it under the Purchase Agreement. Keystone may not assign or transfer its rights and obligations under the Purchase Agreement.

The Purchase Agreement prohibits us from directing Keystone to purchase any shares of our Common Stock if those shares of our Common Stock, when aggregated with all other shares of our Common Stock then beneficially owned by Keystone and its affiliates, would result in Keystone having beneficial ownership, at any single point in time, of more than 4.99% (or upon election of Keystone and upon 61 days’ notice, 9.99%) of the then total outstanding shares of our Common Stock, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder (the “Beneficial Ownership Limitation”) and the Exchange Cap.

We have agreed to reimburse Keystone for the reasonable legal fees and disbursements of its counsel in an amount not to exceed $20,000.

Purchase of Shares under the Purchase Agreement

VWAP Purchase

Under the Purchase Agreement, subject to certain conditions, we may direct Keystone on any date (the “Purchase Date”) on which we have properly submitted to Keystone a notice for the maximum amount of shares we are then permitted to sell, to purchase (a “VWAP Purchase”) an amount of our Common Stock on the immediately following trading day (the “VWAP Purchase Date”), of up to the lesser of:

•	the amount that would result in the beneficial ownership of Keystone of not more than 4.99%; and

•	40% of the aggregate shares of our Common Stock traded during the trading day, beginning at the commencement of regular trading on the VWAP Purchase Date and ending at 2:00 p.m. on such

VWAP Purchase Date, or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed prior to the close of regular trading on the applicable VWAP Purchase Date, ending at such earlier time that any one of such thresholds is crossed (the “VWAP Purchase Period”).

The purchase price per share for each such VWAP Purchase will be equal to 90% of the lesser of:

•	the volume-weighted average price (VWAP) of our Common Stock during the applicable VWAP Purchase Period on the applicable VWAP Purchase Date; and

•	the closing sale price of our Common Stock on the applicable VWAP Purchase Date.

Conditions to Commencement and for Delivery of Purchase Notices

The Company’s ability to deliver Purchase Notices to Keystone under the Purchase Agreement are subject to the satisfaction (or, where legally permissible, the waiver), both at the time of Commencement and at the time of delivery by the Company of any Purchase Notice to Keystone, of certain conditions, including the following:

•	the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;

•

the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;

•

the registration statement to which this prospectus supplement relates remains effective under the Securities Act, and Keystone being able to utilize this prospectus supplement to resell all of the shares of common stock included in this prospectus supplement;

•

the SEC shall not have issued any stop order suspending the effectiveness of the registration statement to which this prospectus supplement relates or prohibiting or suspending the use of this prospectus supplement;

•

this prospectus supplement, in final form, shall have been filed with the SEC under Rule 424(b) under the Securities Act within the applicable time period under Rule 424(b), and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC;

•	trading in the common stock shall not have been suspended by the SEC or the trading market, trading in securities generally on the NYSE shall not have been suspended or limited;

•

the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which prohibits the consummation of or that would materially modify or delay any of the transactions contemplated by the Purchase Agreement;

•

the absence of any action, suit or proceeding before any arbitrator or any court or governmental authority seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement, or seeking material damages in connection with such transactions;

•

the issuance and sale of the shares of the common stock shall not exceed (i) the maximum amount of any Purchase Notice, (ii) the Aggregate Limit (as defined in the Purchase Agreement) or the Beneficial Ownership Limitation, or (iii) the Exchange Cap unless previously approved by the Company’s stockholders or issuances under the Purchase Agreement are deemed to occur at or above market prices for purposes of the NYSE American’s stockholder approval requirements;

•

the shares of common stock issued pursuant to a Purchase Notice have been duly authorized by all necessary action of the Company and are issued to Keystone as DWAC shares, and the Company shall have timely delivered all Commitment Shares to Keystone as DWAC shares;

•

all of the shares of common stock that may be issued pursuant to the Purchase Agreement shall have been approved for listing on The NYSE American (or another Eligible Market), subject only to notice of issuance;

•	there shall not have occurred any event which would allow Keystone to terminate the Purchase Agreement in accordance with its terms; and

•

the receipt by Keystone of the opinions, bring-down opinions and negative assurances from outside counsel to the Company in the forms mutually agreed to by the Company and Keystone prior to the date of the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

•	the expiration of the registration statement of which this prospectus supplement and the accompanying prospectus forms a part;

•	the date on which Keystone shall have purchased an aggregate of $5,000,000 of shares of common stock pursuant to the Purchase Agreement;

•	the date on which the common stock shall have failed to be listed or quoted on The NYSE American or any other Eligible Market;

•	the 30th trading day next following the date on which the Company commences a voluntary bankruptcy case or any third party commences a bankruptcy proceeding against the Company; and

•

the date on which a custodian is appointed for the Company in a bankruptcy proceeding for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors.

The Purchase Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. In addition, we have the right to terminate the Purchase Agreement at any time after Commencement, at no cost or penalty, effective upon ten business days’ prior written notice to Keystone, provided we have issued all Commitment Shares to Keystone, paid all required fees and amounts to Keystone (the “Investor Expense Reimbursement”), and prior to issuing any press release or making any public statement or announcement with respect to termination, have consulted with Keystone and obtained Keystone’s consent to the form and substance of such press release or disclosure.

Keystone may terminate the Purchase Agreement effective upon three trading days’ prior written notice to us if:

•	any condition, occurrence, state of facts or event constituting a “Material Adverse Effect” (as defined in the Purchase Agreement) has occurred and is continuing;

•	a “Fundamental Transaction” (as defined in the Purchase Agreement) shall have occurred;

•

the effectiveness of the registration statement to which this prospectus supplement relates, or any post- effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the SEC) or the registration statement or any post-effective amendment thereto, or any prospectus supplement otherwise becomes unavailable to Keystone for the sale of all of the securities included therein, and such lapse or unavailability continues for a period of 20 consecutive trading days or for more than an aggregate of 60 trading days in any 365-day period, other than due to acts of Keystone;

•

trading in our common stock on The NYSE American (or if our common stock is then listed on an Eligible Market, trading in our common stock on such Eligible Market) shall have been suspended and such suspension continues for a period of three consecutive trading days; or

•

we are in material breach or default of the Purchase Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 trading days after notice of such breach or default is delivered to us.

Notwithstanding the foregoing, no termination of the Purchase Agreement by any party shall (i) become effective prior to the fifth trading day immediately following a settlement date related to any pending Purchase Notice that has not been fully settled in accordance with the terms and conditions of the Purchase Agreement, and no termination of the Purchase Agreement may limit, alter, modify, change or otherwise affect any of the parties’ rights or obligations under the Purchase Agreement with respect to any pending Purchase Notice, and the parties will fully perform their respective obligations with respect to any such pending Purchase Notice under this Agreement, provided all of the conditions thereto have been satisfied (or where legally permissible, waived); (ii) affect the Investor Expense Reimbursement; or (iii) affect any Commitment Shares previously issued or delivered.

Other Transactions

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement other than a prohibition (with certain limited exceptions) on entering into a dilutive securities transaction during certain periods when we are selling common stock to Keystone under the Purchase Agreement, provided that we may not enter into similar equity line facilities or engage in any similar continuous offerings of equity securities.

No Short-Selling by Keystone

Keystone has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling of our Common Stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on our Stockholders

All shares registered in this offering that may be issued and sold by us to Keystone under the Purchase Agreement are expected to be freely tradable. Unless the Purchase Agreement is earlier terminated, shares registered in this offering may be sold over a period until the expiration of the registration statement of which this prospectus supplement and accompanying prospectus forms a part. The sale by Keystone of a significant amount of shares registered in this offering at any given time could cause the market price of our Common Stock to decline and to be highly volatile. Sales of our Common Stock to Keystone, if any, will depend upon market conditions and other factors to be determined by us, in our sole discretion. We may ultimately decide to sell to Keystone all, some or none of the additional shares of our Common Stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Keystone, after Keystone has acquired the shares, Keystone may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Keystone by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock.

In addition, if we sell a substantial number of shares to Keystone under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Keystone may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Keystone and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Keystone to purchase up to $5,000,000 of our Common Stock, in addition to the Commitment Shares being issued to Keystone on the date of the prospectus supplement. The Purchase Agreement prohibits us from issuing or selling to Keystone under the Purchase Agreement shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by Keystone, would exceed the Beneficial Ownership Limitation or the Exchange Cap. The table below illustrates the potential dilutive effects of the proposed issuances to Keystone of up to $5,000,000 of our Common Stock at various price points, beginning with $0.45, which represents 90% of the minimum threshold price above which we may direct Keystone to commence purchases of our Common Stock under the Purchase Agreement.

Assumed Average Purchase Price Per Share	Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Keystone(2)	Gross Proceeds from the Sale of Shares to Keystone Under the Purchase Agreement
$0.45	11,111,111	62%	$5,000,000
$0.50	10,000,000	59%	$5,000,000
$1.00	5,000,000	42%	$5,000,000
$1.50	3,333,333	32%	$5,000,000
$1.63(3)	3,067,485	31%	$5,000,000

(1)

Includes the total number of Purchase Shares that we would have sold under the Purchase Agreement at the corresponding assumed average purchase price set forth in the first column, up to the aggregate purchase price of $5,000,000, if available, without regard for the Beneficial Ownership Limitation or Exchange Cap, and excludes the Commitment Shares

(2)

The denominator is based on 6,879,877 shares outstanding as of March 31, 2022, adjusted to include the issuance of (i) 50,000 Commitment Shares being issued to Keystone as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement and (ii) the number of shares set forth in the adjacent column that we would have sold to Keystone, assuming the average purchase price in the first column. The numerator is based on the number of shares issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column.

(3)	The closing sale price of our common stock on August 1, 2022, with a 10% discount contemplated by the Purchase Agreement.

Common Stock

The material terms and provisions of our Common Stock and each other class of our securities which qualifies or limits our Common Stock are described in the section entitled “Description of Capital Stock” beginning on page 8 of the accompanying prospectus and the Description of Registrant’s Securities included as Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 11, 2022.

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $5.0 million in shares of our common stock and 50,000 shares of our common stock are being issued to Keystone as Commitment Shares pursuant to the Purchase Agreement. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Keystone to the public.

We may, from time to time and at our sole discretion, direct Keystone to purchase shares of our common stock. The purchase price per share is based on the market price of our common stock at the time of sale as computed under the Purchase Agreement. Keystone may not assign or transfer its rights and obligations under the Purchase Agreement. See “Keystone Transaction-Purchases of Shares under the Purchase Agreement.”

Keystone is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Keystone has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. The shares of our common stock may be sold in one or more of the following manners:

•	Ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	A block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Keystone has informed us that each such broker-dealer will receive commissions from Keystone that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus supplement may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by Keystone through this prospectus supplement. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by Keystone may be less than or in excess of customary commissions. Neither we nor Keystone can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold through this prospectus supplement.

We know of no existing arrangements between Keystone or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus supplement and accompanying prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus supplement or amendments to the registration statement to which this prospectus supplement relates to amend, supplement or update information contained in this prospectus supplement, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus supplement, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares, any compensation paid to any such brokers, dealers, underwriters or agents, and any other required information.

As consideration for its irrevocable commitment to purchase our common stock under the Purchase Agreement, we have agreed to issue 50,000 shares of our common stock to Keystone as Commitment Shares. We also have agreed to reimburse Keystone for the fees and disbursements of its counsel, payable upon execution of the Purchase Agreement, in an amount not to exceed $20,000.

We also have agreed to indemnify Keystone and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Keystone has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Keystone specifically for use in this prospectus supplement or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

Keystone has represented to us that at no time prior to the Purchase Agreement has Keystone or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Keystone agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Keystone that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Keystone, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus supplement.

This offering will terminate on the date that all shares offered by this prospectus supplement have been resold by Keystone. We may suspend the sale of shares to Keystone pursuant to this prospectus supplement for certain periods of time for certain reasons, including if this prospectus supplement is required to be supplemented or amended to include additional material information.

Our Common Stock is traded on The NYSE American under the symbol “MYO.” Our transfer agent is VStock Transfer, LLC.

LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement will be passed upon for us by Goodwin Procter LLP, Redwood City, California. McMurdo Law Group, LLC has acted as counsel for Keystone in connection with certain legal matters relating to this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. For further information, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus or incorporated by reference concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed or incorporated by reference as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus or incorporated by reference relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC.

We are subject to the reporting and information requirements of the Exchange Act of 1934, as amended, and, as a result, we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for access at the web site of the SEC referred to above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, of 1934, as amended, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 11, 2022;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on April 29, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 11, 2022;

•	our Current Reports on Form 8-K filed with the SEC on January 5, 2022, January 10, 2022, April 4, 2022, June 10, 2022, and July 7, 2022; and

•

the description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on June 8, 2017, including any amendments or reports filed for the purposes of updating this description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Investor Relations, Myomo, Inc., 137 Portland St., 4th Floor, Boston, Massachusetts 02114; telephone: (617) 996-9058.

You also may access these filings on our website at www.myomo.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

We may from time to time issue, in one or more series or classes, up to $100,000,000 in aggregate principal amount of our common stock, preferred stock, warrants and/or units. We may offer these securities separately or together in units. We will specify in the accompanying prospectus supplement the terms of the securities being offered. We may sell these securities to or through underwriters and also to other purchasers or through agents. We will set forth the names of any underwriters or agents, and any fees, conversions or discount arrangements, in the accompanying prospectus supplement. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

You should read this document and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock is listed on The NYSE American under the symbol “MYO.” On May 10, 2021, the closing price for our common stock, as reported on The NYSE American, was $8.93 per share. Our principal executive offices are located at 137 Portland St., 4th Floor, Boston, Massachusetts 02114.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 2 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 25, 2021 .

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $100,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 25 and “Incorporation of Certain Information by Reference” beginning on page 25 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to the “company,” “we,” “us” and “our” refer to Myomo, Inc.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks referenced below and described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks referenced below and described in the documents incorporated herein by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.”

This prospectus contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•

the direct and indirect impact of the novel coronavirus, or COVID-19, on our business and operations, including fabrication and delivery, sales, patient consultations, supply chain, manufacturing, insurance reimbursements and employees;

•

our ability to continue normal operations and interactions with patients during the COVID-19 pandemic in order to cast, deliver and fit our custom-fabricated device, which if curtailed, would impact our ability to generate revenues;

•

our ability to achieve reimbursement from third-party payers for our products, including the establishment of coverage and payment policies for our reimbursement codes from third-party payers for our products;

•	our dependence upon external sources for the financing of our operations;

•	our ability to obtain and maintain our strategic collaborations and to realize the intended benefits of such collaborations;

•	our ability to effectively execute our business plan;

•	our ability to continue to innovate and develop new products;

•	our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our products;

•	our expectations as to our clinical research program and clinical results;

•	our ability to manage the growth of our operations over time;

•	our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others;

•	our ability to gain and maintain regulatory approvals;

•	our ability to maintain relationships with existing customers and develop relationships with new customers;

•	our ability to compete and succeed in a highly competitive and evolving industry;

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties and other factors more fully discussed in the “Risk Factors” section in this prospectus, the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A. Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K for the period ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and our Current Reports on Form 8-K.

Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.

PROSPECTUS SUMMARY

Overview

We are a wearable medical robotics company that offers functional improvement for those with neuromuscular disorders and upper limb paralysis. We develop and market the MyoPro product line. A MyoPro is a myoelectric-controlled upper limb brace, or orthosis. The orthosis is a rigid brace used for the purpose of supporting a patient’s weak or paralyzed arm to enable and help improve functional activities of daily living, or ADLs, in the home and community. It is custom-fabricated by trained professionals during a custom fabrication process for each individual user to meet their specific needs. Our products are designed to help improve function in adults and adolescents with neuromuscular conditions due to brachial plexus injury, stroke, traumatic brain injury, spinal cord injury and other neurological disorders. We primarily provide devices directly to patients and bill their insurance companies directly, a sales channel we refer to as direct billing. Under direct billing, we may evaluate, cast and fit the MyoPro devices using our own clinical staff or utilize the clinical consulting services of orthotics and prosthetics, or O&P, professionals, for which they are paid a fee. We also sell our products through various other sales channels, including through O&P providers, the Veterans Administration, or VA, and to our distributors in certain accounts and geographic markets.

We are headquartered in Boston, Massachusetts.

Company Information

We were formed in the State of Delaware on September 1, 2004. Our principal executive office is 137 Portland St., 4th Floor, Boston, Massachusetts 02114. Our telephone number is (617) 996-9058. Our Internet address is www.myomo.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website a part of this prospectus.

We own various U.S. federal trademark registrations, certain foreign trademark registrations and applications, and unregistered trademarks, including the following marks referred to in this prospectus: “MyoPro®”, “MYOMO”® and “MyoPal®”. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent possible under applicable law, their rights thereto.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

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only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements;

•	no non-binding advisory votes on executive compensation or golden parachute arrangements;

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and

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an exemption from new or revised financial accounting standards until they would apply to private companies and from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation.

We may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in the Annual Report on Form 10-K and our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) in 2022, (b) the date on which we have total annual gross revenue of at least $1.07 billion, or (c) the date on which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th , and (2) the date on which we have issued more than $1 billion in non-convertible debt during the prior three-year period.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include costs for research and development, sales and marketing activities, clinical research, funding for the hiring of additional personnel, capital expenditures and the costs of operating as a public company. We may temporarily invest the net proceeds in a variety of capital preservation instruments, including investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government, or may hold such proceeds as cash, until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

MARKET FOR COMMON STOCK

Our common stock has been listed on NYSE American under the symbol “MYO” since June 9, 2017. Prior to that time, there was no public market for our common stock.

On May 10, 2021, the closing price of our common stock as reported on NYSE American was $8.93 per share. As of May 10, 2021, we had approximately 129 record holders of our common stock (not including beneficial owners whose shares are held in street name).

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

We may sell the securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Any prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our amended and restated certificate of incorporation and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. The terms of our common stock and preferred stock may also be affected by Delaware law.

General

Our authorized capital stock currently consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of undesignated preferred stock, par value $0.0001 per share.

As of May 10, 2021, there were 5,604,023 shares of common stock outstanding and no shares of preferred stock outstanding. As of May 10, 2021, we had approximately 129 record holders of our capital stock.

Common Stock

Voting Rights

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect.

Dividends

Subject to limitations under Delaware law and preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.

Rights and Preferences

Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock.

Fully Paid and Non-assessable

All outstanding shares of common stock are, and the common stock to be outstanding upon completion of this offering will be, duly authorized, validly issued, fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to issue up to 25,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action. No shares of preferred stock are currently outstanding, and we have no present plans to issue any shares of preferred stock.

Warrants

2017 Public Offering Warrants

In December 2017, we issued warrants to purchase common stock in connection with our underwritten public offering, of which 11,191 remain outstanding. Each full warrant entitles the holder thereof to purchase one share of our common stock at an exercise price of $0.0001 per whole share of common stock (as adjusted for subsequent dilutive issuances by the Company). The warrants are exercisable during the period commencing on the date of their issuance and ending five years thereafter, the expiration date of the warrants.

The warrants may be exercised by delivering to us a written notice of election to exercise the warrant, appropriately completed, duly signed and delivered, and delivering to us cash payment of the exercise price, if applicable. Upon delivery of the written notice of election to exercise the warrant, appropriately completed and duly signed, and cash payment of the exercise price, if applicable, on and subject to the terms and conditions of the warrant, we will deliver or cause to be delivered, to or upon the written order of such holder, the number of whole shares of common stock to which the holder is entitled, which shares may be delivered in book-entry form. If a warrant is exercised for fewer than all of the shares of common stock for which such warrant may be exercised, then upon request of the holder and surrender of such warrant, we shall issue a new warrant exercisable for the remaining number of shares of common stock.

If, and only if, a registration statement relating to the issuance of the shares underlying the warrants is not then effective or available, a holder of warrants may exercise the warrants on a cashless basis, where the holder receives the net value of the warrant in shares of common stock. However, if an effective registration statement is available for the issuance of the shares underlying the warrants, a holder may only exercise the warrants through a cash exercise. Shares issued pursuant to a cashless exercise would be issued pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act, and thus the shares of common stock issued upon such cashless exercise would take on the characteristics of the warrants being exercised, including, for purposes of Rule 144(d) promulgated under the Securities Act, a holding period beginning from the original issuance date of the warrants.

If we fail to timely deliver shares of common stock pursuant to any warrant exercise, and such exercising holder elects to purchase shares of common stock (in an open market transaction or otherwise) to deliver in satisfaction of a sale by such holder of all or a portion of the shares of common stock for which such warrant was exercised, then we will be required to deliver, for each day of delay, an amount in cash equal to 1% of the product of (i) the aggregate number of shares of common stock not issued to the holder on a timely basis and (ii) the closing sale price of the common stock on the trading day immediately preceding the last possible date (generally two days after the exercise date) on which we could have issued such shares of common stock to the holder. In addition, if we fail to register such shares on our share register or credit the holder’s account with the Depositary Trust Company for the number of shares of common stock to which the holder is entitled upon exercise, if the holder purchases shares of common stock to deliver in satisfaction of a sale by the holder of shares of common stock that it anticipated receiving from us, then we are required to deliver to the holder, at the holder’s discretion, either (A) an amount in cash equal the full purchase price paid by the holder to acquire such alternative shares or (B) (x) the shares of common stock for which the warrant was exercised and (y) an amount in cash equal to the excess (if any) by which the price paid for the alternative shares exceeds the lowest closing sale price of the common stock during the period beginning on the exercise date and ending on the date such shares are delivered.

If, at any time while the warrants are outstanding, we, directly or indirectly, (1) effect any merger or consolidation with or into another person, (2) effect any sale, lease, exclusive license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (3) complete any direct or indirect purchase offer, tender offer or exchange offer (whether by us or another person) pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and which has been accepted by the holders of 50% or more of the outstanding common stock, (4) effect any reclassification, reorganization or recapitalization of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property, or (5) in one or more related transactions consummate a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of common stock (each, a “Fundamental Transaction”), then the holder shall have the right thereafter to receive, upon exercise of the warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant. Notwithstanding the foregoing, in the event of a Fundamental Transaction (other than a Fundamental Transaction that was not approved by our board of directors), we or any successor entity shall pay at the holder’s option, exercisable at any time concurrently with or within thirty (30) days after the consummation of the Fundamental Transaction, an amount of cash equal to the value of the remaining unexercised portion of the warrant as determined in accordance with the Black Scholes option pricing model. Any successor to us or surviving entity shall assume the obligations under the warrant.

The exercise price and the number and type of securities purchasable upon exercise of the warrants are subject to adjustment upon certain corporate events, including certain combinations, consolidations, recapitalizations, reclassifications, reorganizations, stock dividends and stock splits and certain other events. The warrants contain full ratchet anti-dilution protection upon the issuance of any common stock, securities convertible into common stock or certain other issuances at a price below the then-existing exercise price of the warrants, with certain exceptions. The terms of the warrants, including these anti-dilution protections, may make it difficult for us to raise additional capital at prevailing market terms in the future.

If, at any time while the warrants are outstanding, we declare or make any dividend or other distribution of our assets to holders of shares of our common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (in each case, a “Distribution”), then each holder of a warrant shall be entitled to acquire, with respect to the shares of common stock issuable upon exercise of such warrant, the Distributed Property that such holder would have been entitled to receive had the holder been the record holder of such number of shares of common stock issuable upon exercise of the warrant immediately prior to the record date for such Distributed Property.

So long as any of the warrants remain outstanding, we are required to maintain a number of authorized and unreserved shares of common stock equal to at least 125% of the maximum number of shares of common stock issuable upon the exercise of all of the warrants then outstanding. If we fail to maintain such a number of authorized and unreserved shares of common stock, we must take all necessary action to increase our authorized shares of common stock to an amount sufficient to allow the immediate exercise of the warrants then outstanding, in accordance with the requirements of our amended and restated certificate of incorporation, bylaws and applicable law, including holding a meeting of our stockholders in order to approve an increase in the number of authorized shares of our common stock within 60 days after such failure. In the event we are prohibited from issuing shares of common stock upon exercise of the warrant due to the failure to have sufficient shares of common stock reserved for such issuance, we are required to make the cash payments described in the warrant in exchange for the cancellation of such portion of the warrant exercisable for the shares that we are unable to deliver.

No fractional shares will be issued upon exercise of the warrants. Except as set forth in the respective warrants, the warrants do not confer upon holders any voting or other rights as stockholders of our company.

A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would beneficially own more than 4.99% of our outstanding common stock after exercise. Subject to our consent, not to be unreasonably withheld, the holder may increase or decrease this beneficial ownership limitation to any other percentage not in excess of 9.99%, upon, in the case of an increase, not less than 61 days’ prior written notice to us.

2019 Underwriter’s Warrant

In connection with our February 2019 underwritten public offering, we issued to the underwriter and its designees a warrant to purchase up to 12,113 shares of our common stock, all of which remain outstanding. This warrant has an exercise price of $52.50 per share and may be exercised on a cashless basis in certain circumstances as specified therein. This warrant is exercisable six months from the date of issuance and expires on February 12, 2023. This warrant provides for adjustment in the number and price of such warrant (and the shares of common stock underlying such warrant) in the event of a recapitalization, merger or other fundamental transaction. In the event of a fundamental transaction, the warrant may be payable to the holder in cash in certain circumstances. This warrant was not registered nor is it listed on any securities exchange or nationally recognized trading system.

2020 Public Offering Warrants

In February 2020, we issued warrants to purchase common stock in connection with our underwritten public offering, of which 1,616,250 remain outstanding. Each full warrant entitles the holder thereof to purchase one share of our common stock at an exercise price of $7.50 per whole share of common stock. The warrants will be exercisable during the period commencing on the date of their issuance and ending five years thereafter, the expiration date of the warrants.

The warrants may be exercised by delivering to us a written notice of election to exercise the warrant, appropriately completed, duly signed and delivered, and delivering to us cash payment of the exercise price, if applicable. Upon delivery of the written notice of election to exercise the warrant, appropriately completed and duly signed, and cash payment of the exercise price, if applicable, on and subject to the terms and conditions of the warrant, we will deliver or cause to be delivered, to or upon the written order of such holder, the number of whole shares of common stock to which the holder is entitled, which shares may be delivered in book-entry form. If a warrant is exercised for fewer than all of the shares of common stock for which such warrant may be exercised, then upon request of the holder and surrender of such warrant, we shall issue a new warrant exercisable for the remaining number of shares of common stock.

If, and only if, a registration statement relating to the issuance of the shares underlying the warrants is not then effective or available, a holder of warrants may exercise the warrants on a cashless basis, where the holder receives the net value of the warrant in shares of common stock. However, if an effective registration statement is available for the issuance of the shares underlying the warrants, a holder may only exercise the warrants through a cash exercise. Shares issued pursuant to a cashless exercise would be issued pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act, and thus the shares of common stock issued upon such cashless exercise would take on the characteristics of the warrants being exercised, including, for purposes of Rule 144(d) promulgated under the Securities Act, a holding period beginning from the original issuance date of the warrants.

If we fail to timely deliver shares of common stock pursuant to any warrant exercise, and such exercising holder elects to purchase shares of common stock (in an open market transaction or otherwise) to deliver in satisfaction of a sale by such holder of all or a portion of the shares of common stock for which such warrant was exercised, then we will be required to deliver, for each day of delay, an amount in cash equal to 1% of the product of (i) the aggregate number of shares of common stock not issued to the holder on a timely basis and (ii) the closing sale price of the common stock on the trading day immediately preceding the last possible date (generally two days after the exercise date) on which we could have issued such shares of common stock to the holder. In addition, if we fail to register such shares on our share register or credit the holder’s account with the depositary trust company for the number of shares of common stock to which the holder is entitled upon exercise, if the holder purchases shares of common stock to deliver in satisfaction of a sale by the holder of shares of common stock that it anticipated receiving from us, then we are required to deliver to the holder, at the holder’s discretion, either (A) an amount in cash equal the full purchase price paid by the holder to acquire such alternative shares or (B) (x) the shares of common stock for which the warrant was exercised and (y) an amount in cash equal to the excess (if any) by which the price paid for the alternative shares exceeds the lowest closing sale price of the common stock during the period beginning on the exercise date and ending on the date such shares are delivered.

If, at any time while the warrants are outstanding, we, directly or indirectly, (1) effect any merger or consolidation with or into another person, (2) effect any sale, lease, exclusive license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, (3) complete any direct or indirect purchase offer, tender offer or exchange offer (whether by us or another person) pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and which has been accepted by the holders of 50% or more of the outstanding common stock, (4) effect any reclassification, reorganization or recapitalization of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property, or (5) in one or more related transactions consummate a stock or share purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with another person or group of persons whereby such other person or group acquires more than 50% of the outstanding shares of common stock, or each, a Fundamental Transaction, then the holder shall have the right thereafter to receive, upon exercise of the warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant. Notwithstanding the foregoing, in the event of a Fundamental Transaction (other than a Fundamental Transaction that was not approved by our board of directors), we or any successor entity shall pay at the holder’s option, exercisable at any time concurrently with or within thirty

(30) days after the consummation of the Fundamental Transaction, an amount of cash equal to the value of the remaining unexercised portion of the warrant as determined in accordance with the Black Scholes option pricing model; provided, however, that, if the Fundamental Transaction is not within our control, including not approved by our board of directors, the warrant holder shall only be entitled to receive from us or any successor entity, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the warrant, that is being offered and paid to the holders of our common stock in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of common stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of common stock are not offered or paid any consideration in such Fundamental Transaction, such holders of common stock shall be deemed to have received common stock of the successor entity (which entity may be our company following such Fundamental Transaction) in such Fundamental Transaction. Any successor to us or surviving entity shall assume the obligations under the warrant.

The exercise price and the number and type of securities purchasable upon exercise of the warrants are subject to adjustment upon certain corporate events, including certain combinations, consolidations, recapitalizations, reclassifications, reorganizations, stock dividends and stock splits and certain other events.

If, at any time while the warrants are outstanding, we declare or make any dividend or other distribution of our assets to holders of shares of our common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction), or in each case, a Distribution, then each holder of a warrant shall be entitled to acquire, with respect to the shares of common stock issuable upon exercise of such warrant, the Distributed Property, as defined in each warrant that such holder would have been entitled to receive had the holder been the record holder of such number of shares of common stock issuable upon exercise of the warrant immediately prior to the record date for such Distributed Property.

So long as any of the warrants remain outstanding, we are required to maintain a number of authorized and unreserved shares of common stock equal to at least 125% of the maximum number of shares of common stock issuable upon the exercise of all of the warrants then outstanding. If we fail to maintain such a number of authorized and unreserved shares of common stock, we must take all necessary action to increase our authorized shares of common stock to an amount sufficient to allow the immediate exercise of the warrants then outstanding, in accordance with the requirements of our amended and restated certificate of incorporation, bylaws and applicable law, including holding a meeting of our stockholders in order to approve an increase in the number of authorized shares of our common stock within 60 days after such failure. In the event we are prohibited from issuing shares of common stock upon exercise of the warrant due to the failure to have sufficient shares of common stock reserved for such issuance, we are required to make the cash payments described in the warrant in exchange for the cancellation of such portion of the warrant exercisable for the shares that we are unable to deliver.

No fractional shares will be issued upon exercise of the warrants. Except as set forth in the respective warrants, the warrants do not confer upon holders any voting or other rights as stockholders of our company.

A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would beneficially own more than 4.99% of our outstanding common stock after exercise. Subject to our consent, not to be unreasonably withheld, the holder may increase or decrease this beneficial ownership limitation to any other percentage not in excess of 9.99%, upon, in the case of an increase, not less than 61 days’ prior written notice to us.

2020 Underwriter’s Warrant

In connection with our February 2020 underwritten public offering, we also issued to the underwriter warrants to purchase a number of our shares of common stock equal to an aggregate of 5% of the shares of common stock and the shares of common stock underlying the warrants sold in that offering, of which 67,798 remain outstanding. The warrants have an exercise price of $7.00 per share and may be exercised on a cashless basis in certain circumstances specified in the warrants. The warrants are not redeemable by us, become exercisable six months from the date of issuance and will expire five years from the date of issuance. The warrants provide for adjustment in the number and price of such warrants (and the shares of common stock underlying such warrants) in the event of recapitalization, merger or other fundamental transaction.

Registration Rights

Certain holders of our common stock, including shares issued upon the conversion of our former convertible preferred stock and warrants issued prior to our initial public offering, or their permitted transferees, are entitled to rights with respect to the registration of these shares under the Securities Act. These rights are provided under the terms of the Investor Rights Agreement between us and the holders of these shares, and include demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered. Certain holders of our common stock, or their permitted transferees, are entitled to rights with respect to registration of these securities, which we refer to as our registrable securities.

Demand registration rights

Under the terms of the Investor Rights Agreement, we will be required, upon the written request of holders of a majority of the then-outstanding shares of registrable securities, requesting registration of registrable securities having an anticipated net aggregate offering price of at least $10.0 million, to effect the registration of such shares for public resale. We are required to effect only two registrations pursuant to this provision of the Investor Rights Agreement.

Short-Form Registration Rights

If at any time we become entitled under the Securities Act to register our shares on Form S-3 and the holders of at least 20% of the then-outstanding Registrable Securities request in writing that we register their shares for public resale on Form S-3 with an aggregate price to the public of the shares to be registered, net of underwriting discounts and commissions, of at least $2.5 million, we will be required to effect such registration; provided, however, that if our board of directors determines, in good faith, that such registration would be materially interfere with a significant acquisition, corporate reorganization or similar transaction, require premature disclosure of material information that we have a bona fide business purpose for preserving as confidential, or render us unable to comply with the requirements under the Securities Act or the Exchange Act, we may defer the registration for up to 90 days. We are only obligated to effect up to two registrations on Form S-3 within any twelve-month period.

Piggyback Registration Rights

The holders of registrable securities or their permitted transferees are entitled to piggyback registration rights. If we register any of our securities either for our own account or for the account of other security holders, the holders of these shares are entitled to include their shares in the registration. Subject to certain exceptions, we and the underwriters may limit the number of shares included in the underwritten offering if the underwriter believes that including these shares would adversely affect the offering. In addition, the holders of 1,109 shares underlying the selling agent warrant that we issued in connection with our IPO are entitled to piggyback registration rights in the event that we do not maintain an effective registration statement for the shares underlying such warrant.

Indemnification

Our Investor Rights Agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

Termination of Registration Rights

The registration rights granted under the Investor Rights Agreement will terminate on the fifth anniversary of the closing of our IPO or, as to any holder of Registrable Securities, such earlier time at which such holder can sell all shares held by it in compliance with Rule 144.

Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws

Some provisions of Delaware law, our amended and restated certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Classified Board

Our amended and restated certificate of incorporation and our bylaws provide that our board of directors will be divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board. Our amended and restated certificate of incorporation and our bylaws will also provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors will be fixed exclusively pursuant to a resolution adopted by our board of directors. We currently have five members on our board of directors.

Undesignated Preferred Stock

The ability of our board of directors, without action by the stockholders, to issue up to 25,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Appointment and Removal of Directors

These provisions restricting the size of the board will prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees. In addition, our amended and restated certificate of incorporation and our bylaws provide that no member of our board of directors may be removed from office by our stockholders with or without cause, at any time, in addition to any other vote required by law, only upon the approval of not less than a majority of the total voting power of all of our outstanding voting stock.

Advance Notice Procedures

Our amended and restated certificate of incorporation and our bylaws will establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the company.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Amendment of Charter Provisions

The DGCL generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws requires a greater percentage. A majority vote of our board of directors or the affirmative vote of holders of at least 75% of the total votes of our outstanding shares of capital stock entitled to vote with respect thereto, voting together as a single class, will be required to amend, alter, change or repeal the bylaws. In addition, the affirmative vote of the holders of at least 66 2/3% of the total votes of our outstanding shares of capital stock entitled to vote with respect thereto, voting together as a single class, will be required to amend, alter or repeal, or to adopt any provisions inconsistent with any of the provisions in our amended and restated certificate of incorporation relating to amendments to our certificate of incorporation and bylaws, and as described under “Appointment and removal of directors” and “Classified board” above. This requirement of a supermajority vote to approve amendments to our bylaws and Certificate of incorporation could enable a minority of our stockholders to exercise veto power over any such amendments.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

The provisions of Delaware law, our amended and restated certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Listing

Our common stock is listed on The NYSE American under the trading symbol “MYO.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the periods during which, and places at which, the warrants are exercisable;

•	the manner of exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of shares of common stock, shares of preferred stock and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable United States federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•

impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•

reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•

If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Delaware law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•

Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•

Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•

If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods or any other method permitted by law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. In the prospectus supplement relating to such offering, we will name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended, or the Securities Act, and describe any commissions that we must pay to any such agent. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are used in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement, sales agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any such option, the terms of such option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Offered securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Under Rule 15c6-1 of the Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from Myomo, Inc.’s Annual Report on Form 10-K have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. For further information, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus or incorporated by reference concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed or incorporated by reference as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus or incorporated by reference relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC.

We are subject to the reporting and information requirements of the Exchange Act of 1934, as amended, and, as a result, we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for review at the web site of the SEC referred to above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, of 1934, as amended, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:

•	Annual Report on Form 10-K for the year ended December 31, 2020;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on April 28, 2021;

•	Quarterly Report on Form 10-Q filed with the SEC for the quarter ended March 31, 2021;

•	Current Reports on Form 8-K filed with the SEC on January 19, 2021, January 26, 2021, April 6, 2021 and April 28, 2021; and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 8, 2017, including any amendments or reports filed for the purposes of updating this description.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Investor Relations, Myomo, Inc., 137 Portland St., 4th Floor, Boston, Massachusetts 02114; telephone: (617) 996-9058.

You also may access these filings on our website at www.myomo.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

Up to $5.0 Million of Shares of Common Stock

50,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

August 2, 2022